AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               DIGITEC 2000, INC.

                                    ARTICLE I
                                     OFFICES

Section 1. Business Offices.

      The principal office of the Corporation shall be located in Carson City, Nevada. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2. Registered Office.

      The registered office of the Corporation shall be in Carson City Nevada. The registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

Section 1. Place:

      The place of the shareholders' meetings shall be the principal office of the Corporation unless some other place either within of without of the State of Nevada shall be determined and designated from time to time by the Board of Directors.

Section 2. Annual Meeting.

      The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held each year on the third Monday in November beginning in the year 1996.

      If the annual meeting of the shareholders is not held, or if held and directors shall not be elected for any reason, then the election of directors may be held at any meeting of shareholders thereafter called pursuant to these Bylaws and the laws of the State of Nevada.

Section 3. Special Meetings.

      Special meetings of the shareholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of twenty-five
(25) percent or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4. Voting:

      At all meetings of shareholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the shareholder voting, the number of shares voted, and if any such vote shall be in person or by proxy appointed in writing, manually signed by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided therein.

      Each shareholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have dosed or a date shall be faxed as a record date, not to exceed, in any case, 60 days preceding the meeting, for the determination of shareholders entitled to vote.


Section 5. Order of Business

      The order of business at any meeting shall be as follows:

          1.  Calling the meeting to order.

          2.  Calling of roll.

          3.  Proof of notice of meeting.

          4. Report of the Secretary of the stock represented at the meeting and the determination of the existence or lack of a quorum.

          5. Reading of minutes of last previous meeting and disposal of any unapproved minutes.

          6.  Reports of officers.

          7.  Reports of committee.

          8.  Election of directors, if appropriate.

          9.  Unfinished business.

          10. New business.

          11. Adjournment.

      To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 6. Notices:

      Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meetings, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder or record entitled to vote at such meeting. Notice to shareholders of record, if mailed, shall be deemed delivered as to any shareholder of record when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage pre-paid. If three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation.

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjournment meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is faxed for the adjournment meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 7. Quorum:

      A quorum at any annual or special meeting shall consist of the representation in person or by proxy of a majority in number of the shares of outstanding capital stock of the Corporation entitled to vote at such meeting, and the vote of a majority of the quorum shall be the act of the shareholders unless the vote of a greater number, or voting by classes, is required by the laws of the state of Nevada or the Articles of Incorporation. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed 60 days at any one adjournment. The shareholders entitled to vote, present either in person or by proxy at such adjourned meeting, shall, if equal to one-half of the shares entitled to vote at the meeting, constitute a quorum, and the vote of a majority of the quorum shall be the act of the shareholders at such adjourned meeting unless the vote of a greater number, or voting by classes, is required by the laws of the state of Nevada or the Articles of Incorporation.

Section 8. Action by Shareholders Without a Meeting:

      Any action which may be taken at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for any specific action at a meeting, then the greater proportion of written consents is required. For a written consent to be valid it must be: (a) signed by the shareholder; (b) dated as to signature; and (C) delivered to the Corporation in the legally prescribed manner.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 1. Organization and Powers:

      The Board of Directors shall constitute the policymaking of legislative authority of the Corporation. Management of the affairs, property and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than two, nor more than seven members, who shall be elected at the annual meeting of shareholders by a plurality vote for a term of one year, and shall not hold office until their successors are elected and qualify. Directors need not be shareholders of the Corporation nor residents of Nevada. Directors shall have all powers with respect to the management, control and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or the statutes of the State of Nevada and the enumeration of any power shall not be considered a limitation thereof.

Section 2. Vacancies:

      Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the shareholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3. Regular Meetings:

      A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders or any special meeting of shareholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings:

      Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be faxed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting.

Section 5. Notices:

      Notices of both regular and special meetings, when held by unanimous consent or participation, shall be mailed or delivered by the Secretary to each member of the Board not less than two days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 6. Quorum and Manner of Acting:

      A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7. Committees:

      The Board of Directors may, by resolution of a majority of the full Board, designate two or more directors to constitute an Executive Committee and one or more other committees, each of which shall have and may exercise, to the extent provided in such resolutions, all of the authority of the Board of Directors in the management of the Corporation, except that no such committee shall have the authority to declare dividends or distributions; approve or recommend to shareholders actions or proposals required by the laws of the State of Nevada to be approved by shareholders; fill vacancies on the Board of Directors or any committee thereof; amend the Corporation's Bylaws; approve a plan of merger not requiring the shareholder approval; reduce earned or capital surplus; authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors pursuant to the laws of the State of Nevada; or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares.

      Neither the designation of any such committee, the delegation of authority to such committee, on or any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, nor any member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

Section 8. Action by Directors Without A Meeting:

      Any action required to be, or which may be, taken at a meeting of the Board of Directors, Executive Committee or other committee or the directors, may be taken without a meeting if one or more written consents setting forth the action so taken is signed by all directors or committee members entitled to vote with respect to the subject matter thereof, and delivered to the Secretary of the Corporation for inclusion in the corporate records. Such action is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date.

Section 9. Order of Business:

      The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

            1.    Reading and disposal of any unapproved minutes.

            2.    Reports of officers and committees.

            3.    Unfinished business.

            4.    New business.

            5.    Adjournment.

      To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 10. Remuneration:

      No state salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a faxed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

Section 11. Telephone Meetings.

      The members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such a manner shall constitute presence in person at the meeting.

                                   ARTICLE IV
                               OFFICERS AND AGENTS

Section 1. Number and Qualifications.

The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer. The Board of Directors may also elect or appoint such other officers, assistant officers and agents, including a Vice-Chairman, Vice-Chairman of the Board, one or more Vice-Presidents, a Controller, Assistant Secretaries and Assistant Treasurers, as the may consider necessary. Any number of offices may be held by the same person, except that no person may simultaneously hold the officers of President and Secretary.

Section 2. Election and Term of Office.

      The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers hail not be held after each annual meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Section 3. Salaries.

      The salaries of the officers shall be as fixed from time to time by the Board or Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

Section 4. Removal.

      Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies.

      Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice to the Corporation. Any officer's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by the death, resignation, removal or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Authority and Duties of the Officers.

      The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Chairman of the Board, the President, the Board of Directors or by the Bylaws, except that in any event such officer shall exercise such powers and perform such duties as may be required by law:

      (a) Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the direction and supervision of the Board of Directors; he shall (i) have primary authority with respect to all matters regarding corporate policy; (ii) supervise and control the business of the Corporation, its officers and employees; (iii) preside at all meetings of the Corporation's stockholders and Board of Directors; and (iv) perform such other duties as may be assigned to him from tine to time by the Board of Directors.

      (b) President. The President, subject to the direction and supervision of the Board of Directors, shall (i) supervise the day to day operations of the Corporation, (ii) in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board if Directors; (iii) be the chief operation officer of the Corporation and perform the duties of and have all the powers of and be subject to all of the restrictions upon the Chairman of the Board in the event of the vacancy of the office of Chairman of the Board, in which case the provision of the this subject (ii) shall apply to him; (iv) perform all other duties incident to the office of the President and as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

      (c) Vice- Presidents. The Vice-President, if any, (or if there is more than one then each Vice-President) shall assist the President shall perform such duties as may be assigned to him by the President, the Chairman of the Board or the Board of Directors. The Vice-President if there is one (or if there is more than one, the Vice-President designated by the Board of Directors, or if there is no such designation then the Vice-Presidents in order of their election), shall, at the request of the President or in his absence or inability or refusal to act, perform the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President.

      (d) Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the Corporate records and the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

      (e) Treasurer. The Treasurer shall: (i) be the principal financial officer of the Corporation and have care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittances for monies paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature of maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the Chairman of the Board and the Board of Directors statements of account showing the financial position of the Corporation and the Results of its. operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. Assistant Treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.

Section 8. Surety Bonds.

      The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration Of the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                    ARTICLE V
                                      STOCK

Section 1. Certificates of Shares.

      Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President (or Vice-President if one is appointed) and also by the Secretary or an assistant Secretary of the Corporation. The certificates of shares shall be in such a form not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. All certificates shall be consecutively numbered. Each certificate shall state upon its face that the Corporation is organized under the laws of the state of Nevada; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; par value of each share represented by the certificate, or a statement that the shares are without par value. The name of the person owing the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books, and no certificate shall be valid unless it be signed by the proper officers as set forth above. The seal of the Corporation, or a facsimile thereof, may be affixed to the stock certificates. The signatures of officers as above described on any such certificate may be facsimiles of the certificate is countersigned by a transfer agent or registered by a registrar both of which may be the Corporation-itself or an employee of the Corporation.

Section 2. New Certificates:

      All certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued, except to evidence transfer of stock from the unissued stock or treasury of the Corporation, or in case of a lost certificate, except upon posting of a bond of indemnity in such form and with such surety or sureties and for such amount as shall be satisfactory to the Directors and upon producing by affidavit or otherwise such evidence of loss or destruction as the Board may require, until the former certificates for the same number of shares have been surrendered and canceled.

Section 3. Transfer of Shares.

      Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by the holder's attorney, upon surrender and cancellation of certificates for a like number of shares. The delivery of a certificate of stack of this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign and transfer the same, signed by the owner of the Certificate, shall be sufficient delivery to transfer title against persons except the Corporation. No transfer of stock shall be valid against the Corporation until it has been registered upon the books of the Corporation.

Section 4. Closing of Transfer Books or Provisions for Record Date:

      For purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of dividends, the stock transfer books may be closed by the Board of Directors for a period not exceeding 60 days prior to such action. In lieu of closing the stock transfer book, the Board of Directors may fax in advance a day not less than 10 nor more than 60 days prior to the holding if any such meeting of shareholders, or payment of dividends, as the day as of which shareholders entitled to notice of and vote at such meetings, or to payment of dividends, as the case may be, shall be determined.

Section 5. Regulations:

      The Board of Directors shall have the power and authority to take all action they deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint a transfer agent and a registrar and may require all stock certificates to bear the signature of such registrar.

Section 6. Restriction on Stock:

      The Board or Directors may restrict any stock issued by giving the Corporation of any shareholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the Directors deem necessary and as are not inconsistent with the Articles of Incorporation or the Nevada Corporation Code. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

                                   ARTICLE VI
                             DIVIDENDS AND FINANCES

Section 1. Dividends:

      Dividends may be declared by the Directors and paid out of any funds legally available therefor under the Nevada Corporation Code, as may be deemed advisable for time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 2. Monies:

      The monies, securities and other valuable effects of the Corporation shall be deposited in the name of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall be designate and shall be drawn out or removed only as may be authorized by the Board of Directors form time to time.

Section 3. Fiscal Year

      Unless and until the Board of Directors by resolution shall determine otherwise, the fiscal year of the Corporation shall begin on the first day of July and end on the last day of June each year.

                                   ARTICLE VII
                                      SEAL

      The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "SEAL, NEVADA," and shall be entrusted in the care of the Secretary of such other officer of the Corporation as the Board of Directors shall designate.

                                  ARTICLE VIII
                                     NOTICES

Section 1. Requirements:

      Whenever a notice shall be required by the laws of Nevada or by these Bylaws, such notice may be given in writing by depositing the same in the United States mails in a postpaid, seal envelope addressed to the person for whom such notice is intended to his or her home or other address, as the same shall appear on the stock transfer books of the Corporation. A waiver of any notice in writing, signed by a stockholder, director or officer, whether before, at or after the time stated in such waiver for holding a meeting, shall be deemed the equivalent of duly giving such notice.

Section 2. Waiver

      By attending a meeting, a shareholder; (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

      By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

Section 3. Ratification:

      The ratification or approval in writing of the minutes of any meeting of shareholders, directors or officers shall have the same force and effect as if the ratifying party were present in person and participated is said meeting.

                                   ARTICLE IX
                                   AMENDMENTS

      Subject to repeal or change by action of the shareholders, or unless the shareholders in amending or repealing a particular Bylaw expressly provide that the Board or Directors may not amend or repeal such Bylaw, these Bylaws may be altered, amended or repealed by resolution of a majority of the Board.

                                    ARTICLE X
                                 INDEMNIFICATION

Section 1. Definitions:

      For the purpose of this Article X, the following terms shall have the meanings set forth below:

            (a) "Corporation" includes the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (b) "Director" means an individual who is or was a Director of the Corporation and an individual who, while a director of the Corporation, is or was servings at the Corporation's request as a Director, Officer, partner, Trustee, Employee, or Agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A Director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

            (c) "Expenses" include attorney fees.

            (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

            (e) "Official capacity", when used with respect to a director, means the office of Director of the Corporation, and, when used with respect to an individual other than a Director, means the office of the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust other enterprise or employee benefit plan.

            (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant in a proceeding.

            (g) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or formal.

Section 2. Permissive Indemnification:

                   (a) Except as provided is paragraph (d) of this Section 2, the Corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if:
(i) he conducted himself in good faith; (ii) he reasonable believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests; or (B) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

            (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (B) of subparagraph (ii) of paragraph (a) of this Section 2. A Director' s conduct with respect to any employee benefit plan for a purpose that did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (i) of paragraph (a) of this Section 2.

            (c) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.

            (d) The Corporation many not indemnify a director under this Section 2 either: (i) in connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or
(ii) in connection with any proceeding charging improper personal benefit to the Director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

            (e) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with this proceeding.

Section 3. Mandatory Indemnification:

      Unless limited by the Articles of Incorporation, the Corporation shall be required to indemnify a person who is or was a Director of the Corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Section 4. Court-Ordered Indemnification:

      Unless limited by the Articles of Incorporation, a director who is or was party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

            (a) If it is determined the Director is entitled to mandatory indemnification under Section 3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the Director's reasonable expenses incurred to obtain court-ordered indemnification.

            (b) If it determines that the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director met the standard of conduct set forth in paragraph (a) of
Section 2 or was adjudged liable in the circumstances described in paragraph (d) of Section 2, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability Shall have been judged in the circumstances described in paragraph (d) of Section 2 is limited to reasonable expenses incurred.

Section 5. Determination:

            (a) The Corporation may not indemnify a Director under Section 2 unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because he has met the standard of conduct set forth in paragraph (a) of Section 2.

            (b) The determination required to be made by paragraph (a) of this
Section 5 shall be made: (i) by the Board of Directors by a majority vote of a quorum, which quorum shall consist of Directors not parties to the proceeding; or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of Directors for the committee.

            (C) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 5, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) or this Section 5 shall be made; (i) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph (i) or (ii) of paragraph (b) of this Section 5, or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board; or (ii) by the shareholders.

            (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

Section 6. Payment in Advance.

            (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to the proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the Corporation with a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (i) of paragraph (a) of Section 2; (ii) the director furnishes the Corporation with a written undertaking, executed personally or on behalf, to repay the advance if it is determined that he did not meet such standard of conduct; (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 6.

            (b) The undertaking required by subparagraph (ii) of paragraph (a) of this Section 6 shall be an unlimited general obligation of the Director, but need not be secured and may accepted without reference to financial ability to make repayment.

Section 7. Indemnification of Officers, Employees, and Agents:

      Unless limited by the Articles of Incorporation:

            (a) An officer of the Corporation who is not a Director is entitled to mandatory indemnification pursuant to Section 3 of this Article X and is entitled to apply for court-ordered indemnification pursuant to Section 4 of this Article X in each case to the same extent as a Director:

            (b) The Corporation may indemnify and advance expenses pursuant to
Section 6 of this Article X to an officer, employee or agent of the Corporation who is not a Director to the same extent as a Director; and

            (c) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, Officer, employee, fiduciary or agent of the Corporation and who, while a Director, Officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a Director Officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership joint venture, trust, other enterprises or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 9. Notice to Shareholders:

      Any indemnification of or advance of expenses to a director in accordance with this Article X, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                   CERTIFICATE

      I do hereby certify that I am Secretary of DigiTEC 2000, Inc., and I do hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation by the Board of Directors on February 26, 1997.


                                            /s/ Diego Roca
                                    ------------------------------
                                         Diego Roca, Secretary